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    As filed with the Securities and Exchange Commission on August 2, 2000

                                              Registration No. 333-72183
                                              Registration No. 333-72181
                                              Registration No. 333-72179

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO.1

                                       TO

                                   FORMS S-8

                         REGISTRATION STATEMENTS UNDER
                           THE SECURITIES ACT OF 1933

                       PRODIGY COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3323363
                       (I.R.S. Employer Identification No.)

                44 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10601
              (Address of Principal Executive Offices)  (Zip Code)

                             1996 STOCK OPTION PLAN
                    1999 OUTSIDE DIRECTOR STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                              CHARLES J. ROESSLEIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       PRODIGY COMMUNICATIONS CORPORATION
                               44 SOUTH BROADWAY
                         WHITE PLAINS, NEW YORK  10601
                    (Name and Address of Agent for Service)

                                 (914) 448-8000
         (Telephone Number, Including Area Code, of Agent For Service)

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                          DEREGISTRATION OF SECURITIES

          Pursuant to a Registration Statement on Form S-8 (File No. 333-72183), a Registration Statement on Form S-8 (File No. 333-72181) and a Registration Statement on Form S-8 (File No. 333-72179), Prodigy Communications Corporation registered shares of Prodigy common stock, $.01 par value per share, under the Securities Act of 1933, as amended, for offer and issuance under Prodigy's 1996 Stock Option Plan, 1999 Outside Director Stock Option Plan and 1999 Employee Stock Purchase Plan, respectively (collectively, the "Plans").

          On May 31, 2000, Prodigy and SBC Communications Inc. completed the transactions described in Prodigy's Current Reports on Form 8-K filed on December 2, 1999 and on June 14, 2000. A more complete description of the transactions is contained in Prodigy's proxy statement dated May 5, 2000. At the closing of the SBC transaction, Prodigy filed its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which each share of Prodigy common stock was reclassified into Prodigy Class A common stock, $.01 par value per share.

          Therefore, in accordance with Prodigy's undertaking in each such Registration Statement on Form S-8 to remove from registration any of the securities which remain unsold at the termination of each such offering, Prodigy is filing this Post-Effective Amendment No.1 to the Registration Statements to remove from registration all shares of Prodigy common stock which remain unsold under the Plans.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 promulgated thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York, on this 28th day of July, 2000.

                                    PRODIGY COMMUNICATIONS CORPORATION

                                    By:  /s/ Charles J. Roesslein
                                    -----------------------------
                                        Charles J. Roesslein
                                        President and Chief
                                        Executive Officer

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